CERTIFICATE OF AMENDMENT OF THE
                              CERTIFICATE OF AMENDMENT

                                         OF
                                ZEUS COMPONENTS, INC.

                  Under Section 805 of the Business Corporation Law

         We, the undersigned, being the president and secretary,

     respectively, of Zeus Components, Inc. hereby certify:

               1.   The name of the corporation is Zeus Components, Inc.

               2.   The Certificate of Incorporation of Zeus Components,

     Inc. was filed by the Department of State, Albany, New York, on

     October 17, 1969.

                          The Certificate of Incorporation,

         is amended, as authorized by Section 805 of the

     Business Corporation Law, to effect the following amendments:

                    FIRST: To classify the Board into two classes, each class to serve staggered two year terms while there are fewer than nine directors, and thereafter into three classes, each class to serve staggered three year terms at such time as there are nine or more directors; and to fix the size-of the Board at not less than six nor more than 10, the exact number to be set by resolution of the Board;

                    SECOND: To provide for advance notice of shareholder nomination for directors in the manner provided in the By Laws;

                    THIRD:    To restrict the right of share-
                    holders   to fill vacancies on the Board;

                    FOURTH: To restrict the right of shareholders to remove directors; and

                    FIFTH: To provide that any of the

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                    foregoing amendments may be amended or repealed only by the same supermajority vote of shareholders required to take the actions specified in such amendments.

               4.   To this effect, Article EIGHTH of the Amended and

     Restated Certificate of Incorporation, dealing with voting re-

     quirements on matters such as mergers and consolidation, is amended by being renumbered Article NINTH, and a new Article

     EIGHTH is hereby added to read in full as follows:

               EIGHTH: The following rules shall be  applicable with respect to
               --------
               the Board of Directors.

                   (a) Number, Election and Terms. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not fewer than six (6) nor more than ten (10) persons. The exact number of directors within such minimum and maximum limitations shall be fixed in accordance with the By-Laws by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. At the 1987 annual meeting of shareholders, the directors shall be divided into two classes, as nearly equal in number as possible (but with not fewer than three directors in each class), with the term of office of the first class to expire at the 1988 annual meeting of shareholders, the term of office of the second class to expire at the 1989 annual meeting of shareholders, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, if at such time the number of directors on the Board is less than nine., directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after their election. If after the

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     1987 annual meeting of shareholders the number of directors shall be increased to nine or more, at the next succeeding annual meeting of shareholders after such increase, the directors shall be divided into three classes, as nearly equal in number as possible. At such annual meeting, one class shall be elected for a term expiring at the next annual meeting of shareholders, the second class shall be elected for a term expiring at the second succeeding annual meeting of shareholders, and the third class shall be elected for a term expiring at the third succeeding annual meeting of shareholders. At each annual meeting following that at which the board is initially classified and elected in three classes, directors elected to succeed those directors whose terms expire shall be elected for a term expiring at the third succeeding annual meeting of shareholders after their election, and until their successors shall be elected and qualified. No increase in the number of directors shall shorten the term of any incumbent director.

         (b) Shareholder Nomination of Director Candidates. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-laws.

         (c) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled (i) by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, or
     (ii) by the affirmative vote of the holders of (A) at least 66-2/3% of the voting power of all shares entitled to vote for the election of directors and (B) the holders of a majority of such shares other than a holder whose beneficial interest, directly or indirectly, first equals an aggregate of 20% or more of such shares after the effective date of this Article EIGHTH (such holders are hereinafter referred to as "Interested Shareholders").

         (d). Removal. Any director, or the entire Board of Directors, may be removed from office at any time only for cause and only (1) by the affirmative vote of the holders of (i) at least 66-2/3% of the

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               voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) a majority of such shares of Common Stock other than shares held by Interested Shareholders, or (2) by action of the Board.

                   (e) Amendment, Repeal, etc. Notwithstanding anything
               contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of (i) at least 66-2/3% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class and (ii) a majority of such shares other than shares held by Interested Shareholders, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH, or to alter, amend, adopt any provisions inconsistent with or repeal Sections 3.1 ("Number, Qualification, Election and Term of Directors"), 3.2 ("Quorum and Manner of Acting"), 3.7 ("Resignation and Removal of Directors") or 3.8 ("Vacancies") of Article 3 ("Board of Directors"), or Section 6.6 ("Amendment or Repeal") of the By-Laws of the Corporation.

         5. This amendment to the Amended and Restated Certificate of

     Incorporation was authorized by vote of the Board of Directors followed by vote of a majority of shares issued and outstanding and entitled to vote thereon taken at a meeting duly held for such purpose

                 IN WITNESS WHEREOF, we hereunto sign our names and

     affirm that the statement made herein are true under the penalties of perjury, this 9th day of March, 1987.
                   ---

                                        /s/Robert E. Schrader
                                        ------------------------------
                                        Robert E. Schrader, President


                                        /s/ Deborah J. Schrader, Secretary
                                        ----------------------------------
                                        Deborah J. Schrader, Secretary